UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

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EAGLE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Eagle Financial Services, Inc. (the “Company”) will be held on Wednesday, April 20, 2005, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia. The purpose of the meeting shall be as follows:

1. To elect three (3) Directors for a term of three (3) years.

2. To transact such other business as shall properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 1, 2005, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

/s/ JAMES W. MCCARTY, JR.
James W. McCarty, Jr.
Vice President, Chief Financial Officer, and Secretary-Treasurer

Berryville, Virginia

March 16, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. THE ENCLOSED PROXY, WHEN RETURNED PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED IN THE PROXY.

EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

April 20, 2005

This Proxy Statement is being furnished to the shareholders of Eagle Financial Services, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on April 20, 2005, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia, and at any adjournment thereof.

The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by employees of the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons, and the Company will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the meeting and not subsequently revoked will be voted at the meeting. The approximate date on which this proxy statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is March 16, 2005.

The purposes of the meeting are to elect Directors and vote on such other business, if any, that may properly come before the meeting or any adjournment. The Company does not know of any other matters that are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment. Each outstanding share of the Company’s Common Stock is entitled to one vote on all matters submitted to shareholders at the meeting. There are no cumulative voting rights.

Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted in favor of the election of the Directors and in the best judgment of Messrs. Thomas T. Gilpin, Robert W. Smalley, Jr. and Randall G. Vinson on such other business, if any, that may properly come before the meeting or any adjournment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary of the Company, or by voting in person at the meeting.

The close of business on March 1, 2005, has been fixed as the record date for the meeting and any adjournment. As of that date, there were approximately 1,515,397 shares of Common Stock outstanding. The Directors and executive officers of the Company beneficially own in the aggregate 225,681 shares of the Company’s Common Stock, representing 14.89% of the amount outstanding on the date hereof.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Board of Directors of the Company is structured into three classes (I, II, and III) with one class elected each year to serve a three-year term. The term of Class II Directors will expire at the Annual Meeting. The persons named below, all of whom are currently members of the Board, will be nominated to serve as Class II Directors. If elected, the Class II nominees will serve until the 2008 Annual Meeting of Shareholders. All nominees have consented to be named and have indicated their intent to serve if elected. Those nominees receiving the greatest number of votes shall be deemed elected even though they may not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a Director.

The Board of Directors recommends a vote FOR the Directors nominated to serve as Class II Directors.

Information Concerning Directors and Nominees

Certain information concerning the nominees for election at the Annual Meeting as Class II Directors is set forth below, as well as certain information about the Class I and III Directors, who will continue in office until the 2007 and 2006 Annual Meetings of Shareholders, respectively. The following biographical information discloses each Director’s age, principal occupation during the last five years and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Clarke County (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company.

Class II (Nominees to be elected to serve until the 2008 Annual Meeting):

Thomas T. Byrd, 58, has been a Director since 1995.

Mr. Byrd is President and Publisher of Winchester Evening Star, Inc., a newspaper publishing company headquartered in Winchester, Virginia.

Lewis M. Ewing, 70, has been a Director since 1984.

Mr. Ewing retired as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank in 1999.

John D. Hardesty, 73, has been a Director since 1963.

Mr. Hardesty is Partner/Manager of John O. Hardesty & Son, a dairy operation in Berryville, Virginia. Mr. Hardesty is the Chairman of the Board of both the Company and the Bank.

Class III (Directors serving until the 2006 Annual Meeting):

Mary Bruce Glaize, 49, has been a Director since 1998.

Mrs. Glaize is a homemaker and local volunteer at the Shenandoah Valley Discovery Museum.

Randall G. Vinson, 58, has been a Director since 1985.

Mr. Vinson is Pharmacist and Owner of Berryville Pharmacy in Berryville, Virginia.

James R. Wilkins, Jr., 59, has been a Director since 1998.

Mr. Wilkins is President of Wilkins ShoeCenter, Inc., a footwear retailer in Winchester, Virginia.

Class I (Directors serving until the 2007 Annual Meeting):

Thomas T. Gilpin, 51, has been a Director since 1986.

Mr. Gilpin is President of Lenoir City Company, a real estate investment company in Winchester, Virginia. He is also President of Clarco Corporation, which operates as Northside Lanes, a bowling center in Winchester, Virginia.

John R. Milleson, 48, has been a Director since 1999.

Mr. Milleson has been the President and Chief Executive Officer of both the Company and the Bank since 1999. From 1997 to 1999, he was Executive Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank.

Robert W. Smalley, Jr., 53, has been a Director since 1989.

Mr. Smalley is President and Chief Executive Officer of Smalley Package Co., Inc., a pallet manufacturing company in Berryville, Virginia.

James T. Vickers, 52, has been a Director since 2001.

Mr. Vickers is Chief Executive Officer of Oakcrest Companies, a family of real estate-related companies in Winchester, Virginia.

Executive Officers Who Are Not Directors

Jeffrey S. Boppe, 40, has served as Senior Vice President and Senior Loan Officer of the Bank since 1998.

James W. McCarty, Jr., 35, has served as Vice President and Chief Financial Officer of the Company since 1997. Mr. McCarty has served as Senior Vice President and Chief Financial Officer of the Bank since 2000.

Elizabeth M. Pendleton, 56, has served as Senior Vice President and Senior Trust Officer of the Bank since 2000. Mrs. Pendleton served as Vice President and Trust Officer of the Bank from 1998 until 2000.

SECURITY OWNERSHIP

Ownership of Directors and Executive Officers

The following table sets forth, as of February 15, 2005, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers named in the “Summary Compensation Table” below (the “named executive officers”) and by all Directors and executive officers as a group.

Name	Number of Shares		Percent of Class (%)
Jeffrey S. Boppe	1,833	(1)(2)(3)	*
Thomas T. Byrd	10,908	(4)	*
Lewis M. Ewing	13,282	(1)	*
Thomas T. Gilpin	51,092	(1)(4)	3.37
Mary Bruce Glaize	673		*
John D. Hardesty	12,669	(1)	*
James W. McCarty, Jr.	2,662	(1)(2)(3)	*
John R. Milleson	22,075	(1)(2)(3)	1.46
Elizabeth M. Pendleton	2,786	(1)(2)(3)	*
Robert W. Smalley, Jr.	6,981	(1)	*
James T. Vickers	3,750		*
Randall G. Vinson	12,629	(1)	*
James R. Wilkins, Jr.	84,341	(1)	5.57

Directors and executive officers as a group (13 persons)	225,681		14.89

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.

(1)	Amounts include shares held jointly with spouse and/or as custodian under the Virginia Uniform Gifts to Minors Act and/or as trustee under the terms of certain trusts.

(2)	Amounts include shares of the Company’s Common Stock allocated to participants and held in trust under the Bank of Clarke County Employee 401(k) Savings and Stock Ownership Plan as of December 31, 2004. As of such date, the KSOP Plan held 57,461 shares of Common Stock, or 3.79% of the total number of such shares outstanding. Of the shares of Common Stock held in the KSOP Plan, 7,662 shares were held for the accounts of executive officers. Each participant in the KSOP Plan has the right to vote the shares allocated to his or her account.

(3)	Amounts include restricted shares of Common Stock which have voting rights and are entitled to dividends at the same rate as unrestricted shares of Common Stock. The number of restricted shares represented in the table is as follows: Mr. Boppe, 700 shares; Mr. McCarty, 700 shares; Mr. Milleson, 1,500 shares; and Mrs. Pendleton, 700 shares.

(4)	Mr. Byrd indirectly owns 2,800 shares held by Winchester Evening Star, Inc., where he is an executive officer. Mr. Gilpin indirectly owns 1,000 shares held by Clarco Corporation, where he is an executive officer, and 4,190 shares held by The Lenoir City Company where he is an executive officer.

Ownership of Certain Beneficial Owners

The following table sets forth, as of February 15, 2005, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the Company’s Common Stock.

Name and Address	Number of Shares		Percent of Class (%)
James R. Wilkins, Jr. 7 South Loudoun Street Winchester, Virginia 22601	84,341	(1)	5.57

(1)	Amounts include shares held as trustee under the terms of certain trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Directors and executive officers of the Company and beneficial owners of more than 10% of the Company’s Common Stock are required to file reports with the Securities and Exchange Commission and the Company of their beneficial ownership and changes in ownership of Common Stock or written representations that no other reports were required. The Company believes that, during the fiscal year ended December 31, 2004, all filing requirements applicable to its officers and Directors were complied with. The Company is not aware of any person having beneficial ownership of more than 10% of the Company’s Common Stock.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors has determined that the following nine individuals of its total ten members are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”): Mrs. Glaize and Messrs. Byrd, Ewing, Gilpin, Hardesty, Smalley, Vickers, Vinson and Wilkins. The only Director not considered independent is Mr. Milleson, who serves as the President and Chief Executive Officer of the Company.

Board and Committee Meeting Attendance

During 2004, the Board of Directors of the Company held six meetings. The Directors of the Company also serve as Directors of its wholly-owned subsidiary, Bank of Clarke County (the “Bank”). The Bank’s Board held twelve meetings in 2004. During 2004 each Director attended greater than 75% of the aggregate number of meetings of both Boards of Directors and meetings of committees on which he or she was a member, with the exception of Mrs. Glaize, who attended 67% of the meetings held.

Executive Sessions

Independent Directors meet periodically outside of regularly scheduled Board meetings. The Company has scheduled four executive sessions that include only independent Directors for 2005. These sessions are led by the Chairman of the Board.

Committees of the Board

The Company’s only standing committee is the Audit Committee. The Compensation Committee is a committee of the Bank’s Board of Directors. Neither the Company’s nor the Bank’s Board of Directors has a nominating committee. The following sections discuss each of these committees.

Audit Committee. The Audit Committee met four times in 2004. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. During 2004, the Company outsourced its internal audit function to an independent public accounting firm that specializes in financial institutions. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee. This Audit Committee Charter, as adopted, was attached to the Proxy Statement for the 2004 Annual Meeting of Shareholders.

This committee consists of Messrs. Vinson, Byrd and Wilkins and Mrs. Glaize. Each of the members of the Audit Committee is independent as that term is defined in the listing standards of the NASDAQ Stock Market (“NASDAQ”). The Company does not have an “audit committee financial expert” as defined by Securities and Exchange Commission regulations. The Board of Directors, however, believes that the members of the Audit Committee have the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions. For additional information regarding the Audit Committee, see the section titled “Audit Information – Audit Committee Report” within this Proxy Statement.

Compensation Committee. The Compensation Committee met three times in 2004. The Compensation Committee reviews the CEO’s performance and compensation and reviews and sets guidelines for compensation of the other executive officers. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Compensation Committee consists of Messrs. Smalley, Vickers and Vinson, each of whom is independent as that term is defined by the listing standards of NASDAQ. For additional information regarding the Compensation Committee, see the section titled “Executive Compensation and Related Party Transactions – Compensation Committee Report on Executive Compensation” within this Proxy Statement.

Nominating Process

There is no nominating committee of the Board of Directors. The entire Board performs the functions of a nominating committee. The Board has chosen not to have a separate nominating committee because it is comprised primarily of independent Directors and has the time and resources to perform the function of selecting board nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

In identifying potential nominees, the Board of Directors takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent Directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and by management, and the Board will also consider candidates suggested informally by a shareholder of the Company.

The Board of Directors considers, at a minimum, the following factors for potential new Directors or the continued service of existing Directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Corporation;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

Shareholders may submit candidates for formal consideration by the Company if timely written notice is received, in proper form, for each such recommended Director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2006 Annual Meeting, the notice must be received within the time frame set forth in the section titled “Shareholder Proposals for the 2006 Annual Meeting” within this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.

Annual Meeting Attendance

The Company has not adopted a formal policy on Director attendance at its Annual Meeting of Shareholders, although all Directors are encouraged to attend and historically most have done so. All Directors attended the Company’s 2004 Annual Meeting of Shareholders.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to “Board of Directors” or to the individual Director. Such correspondence should be addressed to the Secretary of the Company, P.O. Box 391, Berryville, Virginia 22611. All communications so addressed will be forwarded promptly, without screening, to the Chairman of the Board of Directors (in the case of correspondence addressed to “Board of Directors”) or to the individual Director.

Director Compensation

In 2004 the Chairman of the Board received a $10,000 annual retainer and $300 per Bank Board meeting attended as compensation for services as a Director. All other Directors in 2004 each received a $5,000 annual retainer and $300 per Bank Board meeting attended as compensation for services as Director. Each member of the Audit and Compensation Committees received a per meeting fee of $200. Members of all other committees received a per meeting fee of $100 for each Bank committee meeting attended. The Company’s Chief Executive Officer, John R. Milleson, does not receive an annual retainer, Bank Board meeting fees or fees for committee meetings of the Bank.

EXECUTIVE COMPENSATION AND

RELATED PARTY TRANSACTIONS

Compensation Committee Report on Executive Compensation

The Compensation Committee, which is composed of the independent Directors listed below, recommends to the Board of Directors the annual salary levels and any bonuses to be paid to the executive officers of the Bank. The Committee also makes recommendations to the Board regarding the issuance of equity compensation and other compensation related matters. Currently, the individuals serving as the Chief Executive Officer and the Chief Financial Officer of the Company also serve in the same capacities, respectively, for the Bank. These officers are presently compensated by the Bank for services rendered, but not by the Company.

The primary objective of the Company’s executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Company in a manner to promote its growth and profitability and advance the interest of the Company’s shareholders. As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual’s and the Company’s performance in achieving its goals and objectives.

The elements of the Company’s compensation program include base annual salary, short-term incentive compensation under the Bank’s Executive Bonus Plan, and long-term incentives through equity compensation under the Company’s 2003 Stock Incentive Plan.

Compensation for the President and Chief Executive Officer of the Company is determined by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee of the Board. The Compensation Committee annually reviews and approves financial performance goals and corporate objectives relevant to the Chief Executive Officer’s compensation, evaluates his performance in light of these goals and objectives, and recommends to the Board his compensation level based on this evaluation. In determining the long-term incentive component of his compensation, the Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years. The Committee obtains incentive award data for comparable companies from trade association surveys and executive compensation consultants.

Compensation for executive officers other than the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the Compensation Committee, with the input of the President and Chief Executive Officer. Compensation levels for all executive officers are determined based on the performance of the Company, performance judgments as to the past and future contributions of the individual officers and compensation paid to executives in similar positions in the industry.

Short-term incentive compensation for executive officers under the Executive Bonus Plan is related to the financial performance of the Company, namely return on equity. The Board establishes return on equity goals and sets the incentive amount as a percentage of annual salary. The amount of short-term incentive compensation increases when financial performance exceeds the approved goals.

Each year, the Committee also considers the desirability of granting long-term incentive awards under the Company’s 2003 Stock Incentive Plan. The Committee believes that equity compensation focuses the Company’s executive officers on building profitability and shareholder value by offering them ownership in the Company. In fixing the grants of equity compensation to executive officers, the Committee reviews recommended individual awards with the Chief Executive Officer, taking into account the respective scope of accountability and contributions of each executive officer.

The Board and the Compensation Committee establish overall compensation using both objective and subjective criteria based on the factors noted above. With respect to the objective portion of the performance evaluation, the Compensation Committee specifically considers the growth in earnings per share and the relative level of return on equity. The subjective component focuses on the Committee’s perception of the performance by the executive officer of his or her individual responsibilities as defined by the Committee and in comparison to the compensation paid to persons in comparable positions within the industry.

Compensation Committee

Robert W. Smalley, Jr., Chairman

James T. Vickers

Randall G. Vinson

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are Directors of the Bank. No member of the Compensation Committee is a current or former officer of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Executive Compensation

The following table shows the cash compensation paid by the Bank, as well as certain other compensation paid or accrued, for the years ended December 31, 2004, 2003 and 2002 to each of the named executive officers in all capacities in which he or she served:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Award(s) ($)(2)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)(3)
John R. Milleson President and Chief Executive Officer	2004 2003 2002	157,400 150,000 112,000	49,058 71,026 25,116	— — —	38,790 38,934 —	2,000 2,000 —	4,722 4,499 6,234

Jeffrey S. Boppe Senior Vice President and Senior Loan Officer, Bank of Clarke County	2004 2003 2002	127,500 120,000 90,000	39,361 23,449 21,974	— — —	18,102 18,169 —	1,000 1,000 —	3,825 2,460 2,459

Elizabeth M. Pendleton Senior Vice President and Trust Officer, Bank of Clarke County	2004 2003 2002	105,000 100,000 91,000	32,636 23,722 22,218	— — —	18,102 18,169 —	1,000 1,000 —	3,150 3,000 2,730

James W. McCarty, Jr. Vice President and Chief Financial Officer	2004 2003 2002	100,000 93,000 77,500	31,075 20,197 18,921	— — —	18,102 18,169 —	1,000 1,000 —	3,000 2,790 2,145

(1)	The aggregate of this compensation does not exceed the lesser of $50,000 or 10% of the total salary and bonus for the named executive.

(2)	The 2004 amounts in this column are the dollar values, based on the $43.10 closing price of a share of Common Stock at October 1, 2004, as reported on the Over-the-Counter Bulletin Board, of the following number of restricted shares of Common Stock awarded on such date to the named executive officers: Mr. Milleson, 900 shares; Mr. Boppe, 420 shares; Mrs. Pendleton, 420 shares; and Mr. McCarty, 420 shares. The restricted shares vest 33% per year on each of three successive anniversary dates commencing one year after the grant date of the award, provided the named executive officer is employed full time by the Company on the applicable vesting date. The aggregate number of shares of restricted stock held by each of the named executive officers at December 31, 2004, and the dollar value of such shares on that date based on the $44.25 closing price of a share of Common Stock at December 31, 2004, as reported on the Over-the-Counter Bulletin Board, were as follows: Mr. Milleson, 1,500 shares, $66,375; Mr. Boppe, 700 shares, $30,975; Mrs. Pendleton, 700 shares, $30,975; and Mr. McCarty, 700 shares, $30,975.

(3)	Amount of matching contributions to the Employee 401(k) Savings and Stock Ownership Plan for 2004.

Option Grants

The following table sets forth information related to the stock options granted to the named executive officers during the year ended December 31, 2004:

Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in 2004(%)(2)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
John R. Milleson	2,000	30.77	43.10	10/1/2014	54,211	137,381
Jeffrey S. Boppe	1,000	15.38	43.10	10/1/2014	27,105	68,690
Elizabeth M. Pendleton	1,000	15.38	43.10	10/1/2014	27,105	68,690
James W. McCarty, Jr.	1,000	15.38	43.10	10/1/2014	27,105	68,690

(1)	Stock options were granted at or above the fair market value of the shares of Common Stock at the date of award. Each grant becomes exercisable as follows: one-third of the shares on each of the first, second and third anniversaries of the date of grant.

(2)	Options to purchase 6,500 shares of Common Stock were granted to employees during the year ended December 31, 2004.

The following table sets forth information related to the exercise of stock options during 2004 and the stock options held by the named executive officers at December 31, 2004:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Milleson	—	—	666	3,334	659	3,621
Jeffrey S. Boppe	—	—	333	1,667	330	1,810
Elizabeth M. Pendleton	—	—	333	1,667	330	1,810
James W. McCarty, Jr.	—	—	333	1,667	330	1,810

(1)	The value of in-the-money options at fiscal year end was calculated by determining the difference between the closing price of a share of Common Stock as reported on the Over-the-Counter Bulletin Board on December 31, 2004 and the exercise price of the options.

Equity Compensation Plans

The following table sets forth information as of December 31, 2004, with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders:
2003 Stock Incentive Plan (2)	13,000	(4)	43.18	130,340

Equity Compensation Plans Not Approved by Shareholders(3)	—		—	—

Total	13,000		43.18	130,340

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights, and restricted shares issued.

(2)	During the 2003 Annual Meeting of Shareholders, the Eagle Financial Services, Inc. Stock Incentive Plan (the “2003 Stock Incentive Plan”) was adopted, as approved by the Board of Directors on February 28, 2003. The 2003 Stock Incentive Plan authorizes the issuance of up to 150,000 shares of Common Stock and no shares may be issued under this plan after February 27, 2013.

(3)	The Company does not have any equity compensation plans that have not been approved by shareholders.

(4)	This amount does not include 6,660 shares of restricted stock issued under the 2003 Stock Incentive Plan.

Employment Agreements

Certain named executive officers are parties to employment agreements effective January 1, 2004 that provide for service at their respective positions with the Bank. John R. Milleson’s contract is for an initial two-year term. However, on January 1, 2004 and each day thereafter the term of the agreement is renewed and extended by one year. Mr. Milleson’s employment contract provides for an initial base salary of $150,000, and he is eligible for base salary increases and bonuses as determined by the Executive Committee of the Board of Directors. Mr. Milleson’s employment may be terminated by the Bank with or without cause. If he resigns for “good reason” or is terminated “without cause” (as those terms are defined in the employment agreement), then the Company will be obligated to continue to provide the compensation and benefits specified in the agreement until the expiration of its term. The employment agreement also contains covenants not to compete for a specified period after he is no longer employed by the Company. The employment agreement will terminate in the event there is a change in control of the Company. If during the twelve months following the change in control, he is terminated “without cause” or resigns for “good reason”, he will receive an amount equal to 299% of his base salary, annual bonus and equivalent benefits. If termination of employment due to a change in control had occurred during the year ended December 31, 2004, Mr. Milleson would have been entitled to a severance payment amounting to approximately $446,078.

The employment agreements for Elizabeth M. Pendleton and James W. McCarty, Jr., each have one year terms effective January 1, 2004. These contracts are for an initial term of one year and automatically extend by one year on December 31st of each year beginning in 2004. Mrs. Pendleton’s contract provides for an initial base salary of $105,000, and Mr. McCarty’s contract provides for an initial base salary of $100,000. If termination of employment due to a change in control had occurred during the year ended December 31, 2004, Mrs. Pendleton and Mr. McCarty would have been entitled to severance payments amounting to approximately $313,995 and $268,042, respectively. These agreements have substantially the same terms and conditions as Mr. Milleson’s, excluding the base salary amount and renewal term.

Retirement Benefits

Employee Pension Plan. The Company has a noncontributory pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). Under its current terms, benefits are based on the an employee’s average compensation during his or her employment. The pension plan provides for 20% vesting after three years of service and 20% for each additional year of service. An employee is 100% vested in the pension plan after seven years of service. The pension plan provides full benefits under normal retirement at age sixty-five and partial benefits for early retirement at age fifty-five with ten years of service. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the pension plan’s adoption agreement).

The following table shows the estimated annual benefits payable upon retirement based on the specified final annual salary and years of credited service classifications, assuming continuation of the present pension plan and retirement at age sixty-five.

	Years of Service
Final Annual Salary	15	20	25	30	35
$50,000	$9,863	$12,285	$14,375	$16,310	$18,124
75,000	16,376	20,311	23,747	26,921	29,804
100,000	23,135	28,733	33,606	38,021	41,974
125,000	29,899	37,163	43,473	49,125	54,146
150,000	36,662	45,592	53,337	60,228	66,318
200,000 and above	49,667	61,926	72,545	81,914	90,142

Compensation under the plan is limited to $210,000 in 2005 by the Internal Revenue Code of 1986, as amended. The table below provides the estimated annual benefit payable under the pension plan upon retirement for the Company’s named executives as of December 31, 2004.

Name	Estimated Annual Benefits Payable	Vested Years of Service
John R. Milleson	$91,462	20
Jeffrey S. Boppe	84,417	10
Elizabeth M. Pendleton	34,360	6
James W. McCarty, Jr.	75,849	12

Employee 401(k) Savings and Stock Ownership Plan. The Company sponsors a 401(k) savings and stock ownership plan (“KSOP”) under which eligible employees may choose to save up to 15% of their salary on a pretax basis, subject to certain IRS limits. The Company matches 50% (up to 6% of the employee’s salary) of employee contributions with the Company’s Common Stock or cash, as elected by each employee. The shares required for the matched contributions are provided by authorized but unissued Common Stock. The Board of Directors may, at its discretion, make contributions to the KSOP which will be used to purchase shares of the Company’s Common Stock. These shares are also provided by authorized but unissued Common Stock.

Transactions with Management

The officers, Directors, their immediate families and affiliated companies in which they are shareholders maintain normal relationships with the Company and the Bank. Loans made by the Bank are made in the ordinary course of business on the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features. On December 31, 2004, these persons and firms were indebted to the Bank for loans totaling $5,616,252.

STOCK PERFORMANCE GRAPH

Shares of the Company’s Common Stock trade on the Over-the-Counter Bulletin Board. The following line graph compares the cumulative total return to the shareholders of the Company to the returns of the NASDAQ Bank Index and the NASDAQ Index for the last five years. The amounts in the table represent the value of the investment on December 31st of the year specified, assuming $100 was initially invested on December 31, 1999.

Index	1999	2000	2001	2002	2003	2004
Eagle Financial Services, Inc.	$100	$90	$86	$102	$173	$171
NASDAQ Bank Index	100	115	126	132	171	190
NASDAQ Index	100	61	48	33	49	53

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Yount, Hyde & Barbour, P.C. served as the Company’s independent registered public accounting firm during 2004. The Sarbanes-Oxley Act of 2002 caused the Board of Directors to evaluate whether to continue the Company’s relationship with this firm during 2005. Under this Act, Yount, Hyde & Barbour, P.C. would be prohibited from performing certain services for the Company. In evaluating this relationship, the Board of Directors and its Audit Committee determined that the Company wishes to rely more heavily on Yount, Hyde & Barbour, P.C. to perform services that would be prohibited if this firm continued to serve as the independent registered public accounting firm, and therefore, a different independent accountant would have to be selected for 2005. Neither this firm nor any of its employees has any direct or indirect financial interest in the Company. Representatives of this firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from the shareholders.

The firm of Smith, Elliott, Kearns & Company has been selected by the Board of Directors and its Audit Committee as the independent registered public accounting firm for the Company for the fiscal year 2005. Prior to being selected as the Company’s independent registered public accounting firm, this firm performed the internal audit function for the Bank during 2003 and 2004. Neither this firm nor any of its employees has any direct or indirect financial interest in the Company. Representatives of the firm of Smith, Elliott, Kearns & Company are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from the shareholders.

The decision to change accountants, including the dismissal of Yount, Hyde & Barbour, P.C. and the appointment of Smith, Elliott, Kearns & Company, was made by the Board of Directors and its Audit Committee on March 16, 2005. The report of Yount, Hyde & Barbour, P.C. on the Company’s financial statements for each of the two fiscal years ended December 31, 2003 did not, and for the fiscal year ended December 31, 2004 will not, contain an adverse opinion or a disclaimer of opinion, and was not and will not be qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two fiscal years ended December 31, 2003 and during the subsequent period preceding March 16, 2005, there has been no disagreement with Yount, Hyde & Barbour, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Yount, Hyde & Barbour, P.C., would have caused Yount, Hyde & Barbour, P.C. to make reference to the subject matter of the disagreements in connection with its report.

AUDIT INFORMATION

Audit Committee Report

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the Committee on February 22, 2005.

The Audit Committee has reviewed and discussed the audited financial statements with management and discussed the matters required by SAS 61 with the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence from the Company and its management. Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K filed by the Company.

Audit Committee

Randall G. Vinson, Chairman

Thomas T. Byrd

Mary Bruce Glaize

James R. Wilkins, Jr.

Fees of the Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and 2003, and for the review of the financial statements included in the Quarterly Reports on Form 10-Q for those fiscal years were $52,772 for 2004 and $47,250 for 2003.

Audit Related Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2004 and December 31, 2003 were $63,201 and $34,239, respectively. During 2004, these services included employee benefit plan audits, an information technology systems audit, agreed-upon procedures related to the Bank Secrecy Act, agreed-upon procedures related to the Bank’s trust department’s Regulation 9 examination, agreed-upon procedures for the Bank’s ACH function as required by NACHA, agreed upon procedures for Public Funds as required by the Commonwealth of Virginia, consent on registration statements, and consultation concerning financial accounting and reporting standards and other related issues. During 2003, these services included an information technology systems audit, a FHLB collateral verification audit, agreed-upon procedures related to the Trust Department’s Regulation 9 examination, agreed-upon procedures for the Bank’s ACH function as required by NACHA, agreed upon procedures for Public Funds as required by the Commonwealth of Virginia and consultation concerning financial accounting and reporting standards and other related issues.

Tax Fees. The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2004 and December 31, 2003 were $5,500 and $4,850, respectively. During 2004 and 2003, these services included preparation of federal and state income tax returns.

All Other Fees. There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2004 and 2003.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit related) and non-audit services performed by the independent registered public accounting firm in order to ensure that the provisions of such services does not impair the registered public accounting firm’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2006 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611, no later than November 16, 2005, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement. The Company anticipates holding the 2006 Annual Meeting on April 19, 2006.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate Directors or to bring other business before shareholders’ meetings. For a shareholder to nominate a candidate for Director or to bring other business before a meeting, written notice must be received by the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based on an anticipated meeting date of April 19, 2006 for the 2006 Annual Meeting of Shareholders, the Company must receive such notice no later than February 20, 2006 and no earlier than January 19, 2006. If shareholders receive notice less than 70 days prior to the meeting or public disclosure of the meeting date is made less than 70 days prior to the meeting, written notice must be received by the Company not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was made or such public disclosure was made.

Notice of a nomination for Director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specific matters.

ANNUAL REPORT AND FINANCIAL STATEMENTS

THE COMPANY’S 2004 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”), WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO JAMES W. McCARTY, JR., SECRETARY OF THE COMPANY, WHOSE ADDRESS IS P.O. BOX 391, BERRYVILLE, VIRGINIA 22611. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than as set forth herein. If any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

James W. McCarty, Jr.
Vice President, Chief Financial Officer and Secretary-Treasurer

March 16, 2005

ANNUAL MEETING OF SHAREHOLDERS OF

EAGLE FINANCIAL SERVICES, INC.

April 20, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: For a Three (3) Year Term			2.	To vote in accordance with their best judgment on such other business, if any, that may properly come before the meeting.

☐	FOR ALL NOMINEES	NOMINEES:

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	• THOMAS T. BYRD • LEWIS M. EWING • JOHN D. HARDESTY		This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted for the nominees for election of directors listed in item 1.
☐	FOR ALL EXCEPT (See instructions below)
PLEASE SIGN AND DATE BELOW.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •		PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holders should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EAGLE FINANCIAL SERVICES, INC.

Proxy for 2005 Annual Meeting of Shareholders Solicited on behalf of the Board of Directors

The undersigned hereby constitutes and appoints Messrs. Thomas T. Gilpin, Robert W. Smalley, Jr. and Randall G. Vinson, or any one of them, attorneys and proxies, with the power of substitution in each, to act for the undersigned, as designated below, with respect to all of the Corporation’s Common Stock of the undersigned at the Annual Meeting of Shareholders to be held at the John H. Enders Fire Company Social Hall on Wednesday, April 20, 2005 at Noon, and at any adjournment thereof.

(Continued and to be signed on the reverse side)